EXHIBIT 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-232711-02) of Icahn Enterprises Holdings L.P. of our report dated February 25, 2019, except for the changes to segment information disclosed in Note 17, as to which the date is February 25, 2020, relating to the financial statements and financial statement schedule of The Hertz Corporation which appears as an exhibit to this Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
February 28, 2020